Exhibit 10.44

                        INDEMNIFICATION ESCROW AGREEMENT

     This Indemnification Escrow Agreement ("Escrow Agreement") is made and entered into as of the 29th day of May, 1996 by and among Clearview Cinema Group, Inc., CCC Washington Cinema Corp., CCC Allwood Cinema Corp., and CCC New City Cinema Corp. (collectively, "CCG"), and Township of Washington Theatre, Inc. ("Washington"), Allwood Clifton Cinema, Inc. ("Allwood"), and New City Cinema, Inc. ("New City" and collectively with Washington, and Allwood, the "Seller Group") and Jack Wenarsky as escrow agent (hereinafter referred to as the "Escrow Agent").

     CCG and the Seller Group have entered into an Asset Purchase Agreement dated May 29, 1996 (the "Asset Purchase Agreement").

     Pursuant to Section 2.06 of the Asset Purchase Agreement, CCG and the Seller Group wish to establish an escrow account with a portion of the purchase price to secure the obligations of the Sellers under Article VII of the Asset Purchase Agreement.

     CCG and the Seller Group desire to deposit with the Escrow Agent the funds described herein to be distributed as set forth herein.

     In consideration of the foregoing and the mutual covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    Article I
                         Deliveries to the Escrow Agent.

     1.1 Escrow Fund. At the Closing (as defined in the Asset Purchase Agreement), CCG shall deposit with the Escrow Agent, the principal sum of $100,000 (the "Principal Amount"). The Principal Amount and any interest thereon are hereinafter collectively referred to as the "Escrow Fund". The Escrow Agent shall place the Principal Amount in his trust account.

     1.2 Notice of Claims. Subject to Sections 1.3 and 1.4 below, upon receipt of notice from CCG (the "Notice") that any Purchaser Indemnitee (as defined in the Asset Purchase Agreement) is entitled to a payment pursuant to Article VII of the Agreement and the amount thereof, the Escrow Agent shall, at least 10 days but not more than 15 days following receipt of such notice, disburse to such Purchaser Indemnitee an amount equal to the lesser of (i) the balance of the Escrow Fund or (ii) the amount specified in the Notice. Any Notice shall specify with reasonable detail the reasons why the requesting party is entitled to the disbursement.

     1.3 Notice of Dispute. Notwithstanding the foregoing, in the event that the Seller Group objects to the disbursement of any portion of the Escrow Fund, they shall so notify Escrow Agent not more than 9 days from the date of the Notice. Any objection shall specify with



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reasonable detail the reasons why the objecting party is objecting to the disbursement. Such a dispute shall be resolved in the manner set forth in
Section 1.4 below and Escrow Agent shall continue to hold the Escrow Fund until it has received a nonappealable court order from a court of competent jurisdiction directing the disposition of such property, or until it has received appropriate written instructions signed by both CCG and by John Nelson or such other person as shall have been designated by John Nelson.

     1.4 Uncertainty. In the event that Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists; and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue to so refrain from acting until it has received (a) a nonappealable court order from a court of competent jurisdiction directing the disposition of such property, or (b) appropriate written instructions signed both by CCG and by John Nelson or such person as is designated by John Nelson.

     1.5. Final Disbursement. On the first anniversary of the date hereof, the Escrow Agent shall set aside and retain in escrow any amount specified in a Notice theretofore received from CCG pursuant to Section 1.2 and not theretofore disbursed or otherwise resolved and shall disburse the remainder of the Escrow Fund, if any, to the Seller Group for distribution to the persons entitled thereto in accordance with the Asset Purchase Agreement. Once the claim set forth in any such Notice has been determined, the Escrow Agent shall distribute the amount of such claim as finally determined or agreed to CCG and shall distribute the remainder to the Seller Group as set forth in the preceding sentence.

     1.6. Time of Essence. The parties agree that time is of the essence with respect to all deliveries referenced in this Article 1.

                                   ARTICLE II
                        Delivery of Notices; Statements.

     2.1 If CCG shall send any certificate, notice, request, demand and other communication (each a "Certificate") to the Escrow Agent, CCG shall simultaneously send such Certificate to the Seller Group by facsimile and certified mail. If the Seller Group shall send a Certificate to the Escrow Agent, the Seller Group shall simultaneously send such Certificate to CCG by facsimile and certified mail.

     2.2 All certificates, notices, requests, demands and other communications hereunder or with respect hereto shall be in writing and shall be deemed to have been duly given or made (i) upon the second business day after the date of mailing, if delivered by certified mail, postage prepaid, (ii) upon delivery, if sent by hand delivery, prepaid courier or overnight service (such as Federal Express), with a record of receipt, or (iii) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:



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                    (i)  if to CCG, to:

                         Clearview Cinema Group, Inc.
                         7 Waverly Place
                         Madison, NJ  07940
                         Telecopy:  (201)  377-4303

                         with a required copy to:

                         Warren H. Colodner, Esquire
                         Kirkpatrick & Lockhart LLP
                         1251 Avenue of the Americas
                         New York, NY  10020
                         Telecopy:  (212)  536-3901

                    (ii) if to the Seller Group, to:

                         John Nelson
                         93 Hope Road
                         Blairstown, NJ  07825

                         with a required copy to:

                         Jack Wenarsky, Esquire
                         225 Route 10
                         Succasunna, NJ  07876
                         Telecopy:  (201)  927-5252

                   (iii) if to Escrow Agent, to:

                         Jack Wenarsky, Esquire
                         225 Route 10
                         Succasunna, NJ  07876
                         Telecopy:  (201)  927-5252

Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

                                   ARTICLE III
                               General Provisions.

     3.1 CCG and the Seller Group agree to indemnify Escrow Agent and hold him harmless from any loss or liability, including reasonable attorneys' fees and expenses, arising from



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his service as Escrow Agent hereunder and any actions taken pursuant hereto, except for losses or liabilities arising from Escrow Agent's fraud, gross negligence or willful misconduct.

The provisions of this Section 3.1 relating to indemnity of the Escrow Agent shall survive the termination of this Escrow Agreement and the final disbursement of the Escrow Fund.

     3.2 In the absence of fraud on his part, Escrow Agent shall be entitled to rely conclusively, as to the truth of the statements contained therein, upon any certificate, notice, authorization or other document delivered to him hereunder that he reasonably believes to be in conformity with the requirements of this Escrow Agreement and to be genuine and to have been signed by any authorized representative of CCG or the Seller Group (as the case may be) from time to time, unless the Escrow Agent shall have received timely objection to such certificate, notice, authorization or document pursuant to Section 1.3 hereof. The Escrow Agent need not investigate any factual matters averred or stated in any such certificate, notice, authorization or other document; provided, however, that Escrow Agent shall examine each such document to determine whether it conforms to the requirements of this Escrow Agreement.

     3.3 The service of Jack Wenarsky as Escrow Agent under this Agreement shall not disqualify Mr. Wenarsky from the representation the Seller Group in any matter, including but not limited to, any dispute relating to this Escrow Agreement.

     3.4 This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors. This Escrow Agreement may not be assigned with the written consent of the parties hereto. This Escrow Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     3.5 This Escrow Agreement may not be revoked, rescinded or modified as to any of its terms or conditions except upon consent in writing of all the parties hereto.

     3.6 This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

     WITNESS the due execution hereof the day and year first above written.


                                            Clearview Cinema Group, Inc.


                                            By:
                                               ---------------------------
                                                  A. Dale Mayo
                                                  President



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ACCEPTED AND AGREED
Township of Washington Theatre, Inc.
Allwood Clifton Cinema, Inc.
New City Cinema, Inc.


By:
    ----------------------------
      John Nelson
      President